The Mexico Fund, Inc.

Monthly Summary Report
November 2013

Prepared By:

Impulsora del Fondo México, sc
Investment Advisor to the Fund

The information presented in this report has been derived from the sources indicated. Neither The Mexico Fund, Inc. nor its Adviser, Impulsora del Fondo México, S.C., has independently verified or confirmed the information presented herein.

November 30, 2013

I. The Mexico Fund Data	End of Month	One Month Earlier	One Year Earlier
Total Net Assets1 (million US$)	$410.56	$398.52	$393.61
NAV per share	$28.88	$28.30	$29.46
Closing price NYSE2	$28.96	$28.81	$27.71
% Premium (Discount)	0.28%	1.80%	(5.94%)
Shares traded per month2 (composite figures)	782,853	945,337	489,673
Outstanding shares3	14,215,840	14,084,087	13,362,856
Shares on Short Interest Position2	32,654	27,947	58,204
Note: Past performance is no guarantee of future results.

II. Performance4	1 Month	3 Months	6 Months	1 Year
Market price	0.73%	7.37%	-4.92%	15.30%
NAV per share	2.05%	7.07%	-1.57%	7.96%
Bolsa IPC Index	2.87%	9.84%	-0.15%	0.49%
MSCI Mexico Index	2.37%	9.87%	0.14%	1.66%

	2 Years	3 Years	5 Years	10 Years
Market price	55.67%	45.21%	261.49%	451.49%
NAV per share	39.83%	28.49%	175.35%	396.22%
Bolsa IPC Index	19.94%	9.96%	110.33%	331.97%
MSCI Mexico Index	21.61%	13.22%	117.13%	281.13%

III. The Mexican Stock Exchange	End of Month	One Month Earlier	One Year Earlier
Bolsa IPC Index5	42,499.13	41,038.65	41,833.52
Daily avg. of million shares traded	319.6	300.7	364.1
Valuation Ratios6: P/E	19.29	18.89	18.46
P/BV	3.05	2.95	3.01
EV/EBITDA	9.72	9.45	9.32
Market capitalization (billion US$)	$562.44	$549.75	$556.11

1 Source: Impulsora del Fondo México, S.C. (Impulsora). Impulsora utilizes the spot exchange rate, provided by Bloomberg, to calculate the Fund's Net Asset Value per share (NAV). The NAV is published every business day on the Fund’s website www.themexicofund.com.

2 Source: NYSE Euronext. Short interest position as of first fortnight of every month.

3 During November 2013, under its Equity Shelf Program, the Fund issued 131,753 shares at market prices above NAV.

4 Sources: Lipper, Inc., Bloomberg and Impulsora del Fondo México, S.C. Periods ended on the last US business day of the date of this report. Performance figures for the Fund take into account the reinvestment of distributions; however, performance figures for the Bolsa Index and MSCI Mexico Index do not.

5 Source: Mexican Stock Exchange

6 Source: Impulsora del Fondo México, S.C. Figures represent the average obtained from a representative sample of companies listed on the Bolsa. P/E refers to Price/Earnings, P/BV refers to Price/Book Value and EV/EBITDA refers to Enterprise Value/Earnings before Interests, Taxes, Depreciation and Amortization.

IV. The Mexican Economy.
	End of Month	One Month Earlier	One Year Earlier
Treasury Bills7
One month	3.39%	3.39%	4.29%
Six months	3.56%	3.55%	4.64%
One year	3.60%	3.53%	4.76%
Long-term Bonds
Three years	4.35%	4.04%	4.99%
Five years	5.22%	4.79%	5.20%
Ten years	N.A.	5.97%	5.52%
20 years	7.24%	6.94%	6.34%
30 years	7.65%	7.30%	6.52%
Currency Market8
Exchange Rate (Ps/US$)	Ps. 13.1093	Ps. 13.0217	Ps. 12.9667

	Month	Year to Date	Last 12 Months
Inflation Rates on Previous Month
Consumer Price Index9 (CPI)	0.48%	2.43%	3.36%

V. Economic Comments.

According to results of the monthly poll conducted during November 2013 by Mexico’s Central Bank (Banxico), economic analysts of the private sector estimate that Mexico’s gross domestic product (GDP) will increase 1.28% during 2013 and 3.34% during 2014. The inflation rate is estimated by analysts to be 3.71% for 2013 and 3.88% for 2014. The exchange rate of the peso against the dollar is expected to end 2013 at Ps. 12.90 and at Ps. 12.74 towards the end of 2014, while the interest rate for the 28-day Cetes (Treasury Bills) is estimated to be 3.47% and 3.59% for the same periods. The complete results of this and past polls are available at Banxico’s website, located at www.banxico.org.mx.

7 Monthly average of weekly auctions as published by Banco de México. N.A. means no auction for such instrument was scheduled for this month.

8 Sources: Bloomberg and Banco de México

9 Source: Banco de México

VI. Portfolio of Investments As of November 30, 2013 (Unaudited)

Shares			Percent of
Held	COMMON STOCK - 91.37%	Value	Net Assets
	Airports
700,000	Grupo Aeroportuario del Sureste, S.A.B. de C.V. Series B	$9,288,978	2.26%
1,500,000	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. Series B	5,141,007	1.25
		14,429,985	3.51
	Beverages
1,500,000	Arca Continental, S.A.B. de C.V.	9,398,671	2.29
2,900,000	Fomento Económico Mexicano, S.A.B. de C.V. Series UBD	27,860,069	6.79
2,215,000	Organización Cultiba, S.A.B. de C.V. Series B	4,404,892	1.07
		41,663,632	10.15
	Building Materials
29,000,000	Cemex, S.A.B. de C.V. Series CPO	31,965,856	7.79

	Chemical Products
4,800,000	Alpek, S.A.B. de C.V. Series A	10,753,892	2.62
3,970,000	Mexichem, S.A.B. de C.V.	16,837,817	4.10
		27,591,709	6.72
	Construction and Infrastructure
1,650,000	Empresas ICA, S.A.B. de C.V.	3,122,707	0.76

	Consumer Products
6,000,000	Kimberly-Clark de México, S.A.B. de C.V. Series A	17,822,462	4.34

	Energy
1,550,000	Infraestructura Energética Nova, S.A.B de C.V.	6,419,069	1.56

	Financial Groups
1,200,000	Banregio Grupo Financiero, S.A.B. de C.V. Series O	6,686,856	1.63
4,649,930	Grupo Financiero Banorte, S.A.B. de C.V. Series O	31,788,633	7.74
4,500,000	Grupo Financiero Santander Mexicano, S.A.B de C.V. Series B	12,824,483	3.13
		51,299,972	12.50
	Food
600,000	Gruma, S.A.B. de C.V. Series B	4,210,751	1.03
3,000,000	Grupo Bimbo, S.A.B. de C.V. Series A	9,336,883	2.27
1,000,000	Grupo Herdez, S.A.B. de C.V.	3,512,773	0.86
3,000,000	Grupo Lala, S.A.B. de C.V. Series B	6,657,106	1.62
		23,717,513	5.78
	Holding Companies
10,000,000	Alfa, S.A.B. de C.V. Series A	29,307,438	7.14
1,620,000	Grupo Carso, S.A.B. de C.V. Series A1	8,639,226	2.10
700,000	KUO, S.A.B. de C.V. Series B	1,429,443	0.35
		39,376,107	9.59
	Media
2,000,000	Grupo Televisa, S.A.B. Series CPO	12,215,755	2.98

Shares			Percent of
Held	COMMON STOCK	Value	Net Assets
	Mining
7,750,000	Grupo México, S.A.B. de C.V. Series B	22,967,473	5.59

	Restaurants
2,500,000	Alsea, S.A.B. de C.V.	7,530,913	1.83

	Retail
2,000,000	El Puerto de Liverpool, S.A.B. de C.V. Series C-1	22,823,492	5.56
2,740,000	Grupo Comercial Chedraui, S.A.B. de C.V. Series B	8,663,544	2.11
6,000,000	Wal-Mart de México, S.A.B. de C.V. Series V	15,854,393	3.86
		47,341,429	11.53
	Stock Exchange
897,400	Bolsa Mexicana de Valores, S.A.B. de C.V. Series A	2,139,226	0.52

	Telecommunications Services
22,000,000	América Móvil, S.A.B. de C.V. Series L	25,525,390	6.22

	Total Common Stock	$375,129,198	91.37%

	SHORT-TERM SECURITIES – 8.19%
Principal Amount
	Repurchase Agreements
$20,115,216	BBVA Bancomer, S.A., 3.49%, dated 11/29/13, due 12/02/13 repurchase price $20,121,066 collateralized by Bonos del Gobierno Federal.	20,115,216	4.90%
	Time Deposits
13,492,628	Comerica Bank, 0.03%, dated 11/29/13, due 12/02/13	13,492,628	3.29
	Total Short-Term Securities	33,607,844	8.19
	Total Investments	408,737,042	99.56
	Other Assets in Excess of Liabilities	1,822,074	0.44
	Net Assets Equivalent to $28.88 per share on 14,215,840 shares of capital stock outstanding	$410,559,116	100.00%

VII. The Mexico Fund, Inc. Charts

VII. The Mexico Fund, Inc. Charts (continued)